  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2025

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10th Floor, Tower A, No. 68 First Helong Road Baiyun District, Guangzhou City, Guangdong Province, CN 510440
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+86-10-60846616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	NASDAQ Capital Market

1.01 Entry into a Material Definitive Agreement.

ChinaNet Investment Holding Limited (the “Purchaser”), a British Virgin Islands company and an indirect wholly-owned subsidiary of ZW Data Action Technologies Inc. (the “Registrant”), entered into a Share Sale and Purchase Agreement dated as of March 3, 2025 (the “Agreement”) with Vickie Chan, an individual (the “Seller”), pursuant to which the Seller agrees to sell, and the Purchaser agrees to buy, the 10,000 shares of Rahula Digital Media (HK) Limited, a Hong Kong company (the "Rahula") that the Seller owns, transferring full legal and beneficial ownership. Rahula owns 100% equity interest in Shenzhen Shangye Business Consulting Services Co., Ltd., a People’s Republic of China company. The purchase price is US$600,000. The completion of the transactions is to occur before March 18, 2025 (the “Long Stop Date”). The Agreement can be terminated if the transactions are not completed by the Long Stop Date. The Agreement contains customary representations, warranties and closing conditions.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Sale and Purchase Agreement, dated March 3, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZW DATA ACTION TECHNOLOGIES INC.

Dated: March 4, 2025

	By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer and Acting Chief Financial Officer